Exhibit 5.1

October 25, 2022	47901.00001

Organovo Holdings, Inc.

11555 Sorrento Valley Rd., Suite 100

San Diego, CA 92121

Re:	Post-Effective Amendment No. 1 to Registration Statements on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Organovo Holdings, Inc., a Delaware corporation (the “Company”), in connection with the Post-Effective Amendment No 1 to Registration Statements on Form S-8 (the “Post-Effective Amendment”) to be filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Post-Effective Amendment provides for the registration of up to a maximum of 1,367,722 shares (such Shares, the “Carryover Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), which is a portion of the shares of Common Stock previously registered pursuant to the following registration statements, that may become available for issuance pursuant to the Company’s 2022 Equity Incentive Plan (the “2022 Plan”):

(1)

the Registration Statement on Form S-8 (File No. 333-181324) filed on May 10, 2012, with respect to 327,699 shares of Common Stock to be issued under the Organovo Holdings, Inc. 2012 Equity Incentive Plan, as amended (the “2012 Plan”);

(2)	the Registration Statement on Form S-8 (File No. 333-192248) filed on November 8, 2013, with respect to 250,000 shares of Common Stock to be issued under the 2012 Plan;

(3)	the Registration Statement on Form S-8 (File No. 333-209395) filed on February 4, 2016, with respect to 300,000 shares of Common Stock to be issued under the 2012 Plan;

(4)	the Registration Statement on Form S-8 (File No. 333-226839) filed on August 14, 2018, with respect to 550,000 shares of Common Stock to be issued under the 2012 Plan; and

(5)

the Registration Statement on Form S-8 (File No. 333-260910) filed on November 9, 2021, with respect to 900,000 shares of Common Stock to be issued under the 2012 Plan (the registration statements listed in (1) through (5) are referred to herein as the “Registration Statements”).

All share amounts listed above have been adjusted to reflect the 1-for-20 reverse split of the Common Stock effected on August 18, 2020. The Carryover Shares will become available for issuance pursuant to the 2022 Plan to the extent that any such Carryover Shares are subject to awards previously granted under the 2012 Plan and, on or after October 12, 2022, such awards expire or otherwise terminate without having been exercised or issued in full or are forfeited to or repurchased by the Company due to failure to vest.

Organovo Holdings, Inc.

October 25, 2022

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, resolutions, certificates and instruments of the Company and corporate records furnished to us by the Company, and have reviewed certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth below, including, without limitation:

(i)	the Post-Effective Amendment;

(ii)	the Registration Statements;

(iii)	the Certificate of Incorporation of the Company, as amended, certified by the Office of the Secretary of State of the State of Delaware on October 25, 2022;

(iv)	the Bylaws of the Company, as amended, certified by an officer of the Company on October 25, 2022;

(v)	the 2012 Plan and the forms of award agreements related thereto;

(vi)	the 2022 Plan and the forms of award agreements related thereto;

(vii)

a certificate, dated as of October 25, 2022, from the Office of the Secretary of State of the State of Delaware, as to the existence and good standing of the Company in the State of Delaware (the “Good Standing Certificate”); and

(viii)	the resolutions adopted by the board of directors of the Company regarding the 2022 Plan and other matters related thereto, as certified by an officer of the Company on July 25, 2022.

In addition to the foregoing, we have made such investigations of law as we have deemed necessary or appropriate as a basis for the opinion set forth in this opinion letter.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iii) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to originals thereof, and that such originals are authentic and complete; (iv) the legal capacity and authority of all persons or entities (other than the Company) executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing except as has been disclosed to us in writing; (vii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct; (viii) that there has not been any change in the good standing status of the Company from that reported in the Good Standing Certificate; and (ix) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties. As to all questions of fact material to this opinion letter, and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon

Organovo Holdings, Inc.

October 25, 2022

representations and certificates or comparable documents of officers and representatives of the Company. Our knowledge of the Company and its legal and other affairs is limited by the scope of our engagement, which scope includes the delivery of this opinion letter. We do not represent the Company with respect to all legal matters or issues. The Company may employ other independent counsel and, to our knowledge, handles certain legal matters and issues without the assistance of independent counsel. We have also assumed that the individual issuances, grants, awards or grants of purchase rights under the 2022 Plan will be duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law, the 2022 Plan and the agreements, forms of instrument, awards and grants duly adopted thereunder.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that the Carryover Shares are duly authorized and, when issued and sold as described in the Registration Statements, as amended by the Post-Effective Amendment, and in accordance with the 2022 Plan and the applicable award agreements or forms of instrument evidencing purchase rights thereunder (including the receipt by the Company of the full consideration therefor), will be validly issued, fully paid and nonassessable.

Without limiting any of the other limitations, exceptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date of this opinion letter.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter.

This opinion letter is rendered solely in connection with the issuance and delivery of the Carryover Shares as described in the Post-Effective Amendment and in accordance with the terms of the 2022 Plan and the applicable award agreement or form of instrument evidencing purchase rights thereunder. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Post-Effective Amendment. In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP